Exhibit 10.2

AMENDMENT NO. 2 TO INVESTMENT AGREEMENT

THIS AMENDMENT NO. 2 TO INVESTMENT AGREEMENT (this “Amendment”), dated as of December 4, 2019 and effective as of October 1, 2019 (the “Effective Date”), is entered into by and between Cohen & Company, LLC, a Delaware limited liability company (the “Company”), and The DGC Family Fintech Trust (“Investor”). Capitalized terms used herein but otherwise not defined shall have the meanings ascribed to such terms in the Investment Agreement (as defined below).

RECITALS:

WHEREAS, on September 29, 2017, the Company and Investor entered into the Investment Agreement (the “Investment Agreement”), pursuant to which, among other things, Investor agreed to invest $2,000,000 into the Company in exchange for the Investment Return Monthly Payments to be made by the Company to Investor pursuant to the terms and conditions of the Investment Agreement;

WHEREAS, concurrently with the execution of the Investment Agreement, the Company and Cohen Bros. Financial LLC, a Delaware limited liability company (“CBF”), entered into the Investment Agreement (the “CBF Investment Agreement”), pursuant to which, among other things, CBF agreed to invest $8,000,000 into the Company in exchange for the “Investment Return Monthly Payments” (as defined in the CBF Investment Agreement) to be made by the Company to CBF pursuant to the terms and conditions of the CBF Investment Agreement;

WHEREAS, on September 25, 2019, the Company and Investor entered into Amendment No. 1 to the Investment Agreement to account for certain amendments made to the CBF Investment Agreement pursuant to Amendment No. 1 to the CBF Agreement, dated September 25, 2019, entered into by and between the Company and CBF;

WHEREAS, concurrently with the execution of this Amendment, the Company and CBF are entering into Amendment No. 2 to the CBF Investment Agreement (the “CBF Amendment”) to amend the CBF Investment Agreement to, among other things, amend the definition of “Investment Return” (as defined in the CBF Investment Agreement); and

WHEREAS, the Company and Investor desire to further amend the Investment Agreement to further amend the definition of “Investment Return” to account for the CBF Amendment, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.             Amendment to Section 1(e) of the Investment Agreement. Effective as of the Effective Date of this Amendment, Section 1(e) of the Investment Agreement is hereby deleted in its entirety and replaced with the following language: “(e) Intentionally omitted.”

2.             Amendment to Section 1(o) of the Investment Agreement. Effective as of the Effective Date of this Amendment, Section 1(o) of the Investment Agreement is hereby deleted in its entirety and replaced with the following language:

“(o)         “Investment Return” shall mean an annual return equal to (i) for any Annual Period remaining in the Initial Period, 3.75% of the Investment Amount, plus (x) 3.53% of any Revenue of the Business during such Annual Period between zero and $11,777,047, plus (y) 2.35% of any Revenue of the Business during such Annual Period in excess of $11,777,047, and (ii) for any Annual Period following the expiration of the Initial Period, (x) for any Annual Period in which the Revenue of the Business is greater than zero, the greater of 20% of the Investment Amount or 4.71% of the Revenue of the Business, or (y) for any Annual Period in which the Revenue of the Business is zero or less than zero, 3.75% of the Investment Amount.”

3.             Amendment to Section 5(a) of the Investment Agreement. Effective as of the Effective Date of this Amendment, Section 5(a) of the Investment Agreement is hereby amended to delete the language therein which reads “as calculated in accordance with the Calculation Methodology.”

4.             Amendment to Exhibit A of the Investment Agreement. Effective as of the Effective Date of this Amendment, Exhibit A of the Investment Agreement is hereby deleted in its entirety.

5.             No Other Changes. Except as expressly amended by this Amendment, all of the terms and conditions of the Investment Agreement shall continue in full force and effect and shall be unaffected by this Amendment.

6.             Amendment. This Amendment may not be amended or modified except by a written agreement executed by the Company and Investor.

7.             Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE PARTIES FURTHER AGREE THAT ANY ACTION BETWEEN THEM SHALL BE HEARD IN NEW YORK, NEW YORK, AND EXPRESSLY CONSENT TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS SITTING IN NEW YORK, NEW YORK, FOR THE ADJUDICATION OF ANY CIVIL ACTION ASSERTED PURSUANT TO THIS AMENDMENT.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.              Headings. The sections and other headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

9.              Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Company and the Noteholder and their respective heirs, successors and permitted assigns.

10.            Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to Investment Agreement as of the date first written above.

COMPANY:

COHEN & COMPANY, LLC

By:	/s/ Joseph W. Pooler, Jr.
	Name:	Joseph W. Pooler, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

INVESTOR:

THE DGC FAMILY FINTECH TRUST

By:	/s/ Raphael Licht
	Name:	Raphael Licht
	Title:	Trustee

By:	/s/ Jeffrey D. Blomstrom
	Name:	Jeffrey D. Blomstrom
	Title:	Trustee